EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-264596, 333-211250, 333-181092, 333-163857, 333-129542, and 333-124785) and Form S-3 (No. 333-236499) of Johnson & Johnson of our report dated February 16, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Florham Park, NJ
February 16, 2023